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Code of Ethics

RCM’s reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant US and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. RCM's Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

The basic principles underlying RCM's Code of Ethics are as follows:

w          We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

w          Even if our clients are not harmed, we cannot take inappropriate advantage of information we learn through our position as fiduciaries.

w          We must take care to avoid even the appearance of impropriety in our personal actions.

The Code of Ethics contains detailed rules concerning personal securities transactions and other issues. In addition, the Code of Ethics sets forth the general principles that will apply even when the specific rules do not address a specific situation or are unclear or potentially inapplicable.

Although the Code of Ethics provides guidance with respect to many common types of situations, please remember that the Code of Ethics cannot address every possible circumstance that could give rise to a conflict of interest, a potential conflict of interest, or an appearance of impropriety. Whether or not a specific provision of the Code applies, each employee must conduct his or her activities in accordance with the general principles embodied in the Code of Ethics, and in a manner that is designed to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Technical compliance with the procedures incorporated in the Code of Ethics will not insulate actions that contravene your duties to  RCM and its clients from scrutiny and, in some cases, liability. Each employee should consider whether a particular action might give rise to an appearance of impropriety, even if the action itself is consistent with the employee’s duties to  RCM and its clients. Therefore, to protect yourself and the firm, please be alert for the potential for conflicts of interest, and please consult the Legal and Compliance Department whenever questions ariseconcerning the application of the Code of Ethics to a particular situation. To assist with this process certain RCM employees will be provided with a Conflicts Disclosure and Certification Form (Exhibit H) that they will be required to complete annually.

Other Conflicts of Interest                                                                                                    21

Disclosure of Information Concerning Securities Recommendations

       and Transactions       ...............................................................................................    22

Prohibition on Serving as a Director/Advisory Board Member.................................    23

Outside Business Activities   ……………………………………………………….   23

Exhibits

            Exhibit A          Personal Securities Transaction Pre-Clearance

            Exhibit B          Third Party Account Certification

            Exhibit C         Trading Accounts

            Exhibit D         Quarterly Transaction Report

            Exhibit E          Personal Holdings Report

            Exhibit F          30-Day Notification Form

            Exhibit G         Acknowledgment

            Exhibit H         Conflicts Disclosure and Certification Form

            Exhibit I           Certification of Outside Directorships / Advisory Board Memberships and Outside Business Activites

            Exhibit J          Political Contributions Preclearance Form

Introduction

RCM Capital Management LLC, Caywood-Scholl Capital Management, LLC, and Pallas Investment Partners, L.P., (all of which are referred to in the Code of Ethics collectively as “RCM”) and their employees owe fiduciary duties to their clients under the laws of the United States, Canada, Australia, Germany, Hong Kong, Japan, the United Kingdom and other countries. These fiduciary duties require each of us to place the interests of our clients ahead of our own interests in all circumstances. Due to the special nature of some of our clients, special rules may also apply in some circumstances. These rules are discussed in more detail below.

An integral part of our fiduciary duty is the obligation to avoid conflicts of interest.1 As a basic principle, you may not use your position, or information you learn at  RCM to create a conflict or the appearance of a conflict between your personal interests and those of  RCM or any  RCM client. A conflict of interest (or the appearance of a conflict of interest) can arise even if there is no financial loss to  RCM or to any  RCM client, and regardless of the motivation of the employee involved.

The potential for conflicts of interest is apparent with respect to personal securities transactions, but conflicts of interest can arise in a variety of situations. Some of the more common examples are described in this Code of Ethics. The rules contained in the Code of Ethics are designed to minimize conflicts of interest and to avoid potential appearances of impropriety. As a result, all employees and members of their immediate families are required to adhere carefully to the elements of the Code of Ethics that are applicable to them. Compliance with  RCM’s Code of Ethics is a condition of employment. The sanctions that may result from violations of the Code of Ethics, which can include fines and/or dismissal, are outlined below.

Compliance with the Code of Ethics is the responsibility of each employee, subject to the oversight of RCM’s Management Committee. RCM’s Legal and Compliance Department will provide interpretive guidance to employees when requested. If you have questions about whether a conflict of interest exists in a particular situation, or if you have questions relating to the requirements of the Code of Ethics, please contact the Legal and Compliance Department.  Also, if you believe that you have violated any of the requirements in the Code of Ethics, you should contact the Legal and Compliance Department immediately.

Industry standards pertaining to matters such as personal securities trading can change over time, and  RCM is committed to maintaining high ethical standards for itself and its employees. Therefore,  RCM reserves the right to change any or all of the requirements of the Code of Ethics from time to time, as  RCM deems necessary or appropriate.  RCM also reserves the right, when in its judgment particular circumstances warrant, to impose more stringent requirements on particular employees or on all employees generally or to grant exceptions to the requirements of the Code of Ethics.

Persons Covered by the Code of Ethics

The provisions and requirements of the Code of Ethics apply to all employees of  RCM. The Code of Ethics also applies to all temporary employees and all contractors who work on  RCM’s premises, or who have access to  RCM’s computer systems. In addition, special rules apply to transactions by or through proprietary accounts and benefit plans sponsored by  RCM.

All of the provisions and requirements of the Code of Ethics, including the rules pertaining to pre‑clearance of personal securities transactions, also apply to persons who are closely connected to RCM employees (“Closely Connected Persons”).  Examples of Closely Connected Persons include any immediate family member, any family member who is presently living in your household, or to whose financial support you make a significant contribution, and accounts over which you have investment control. In case of any doubt, please contact the Legal and Compliance Department.

Although persons who are not closely connected to you are not required to comply with the pre-clearance and other procedures contained in the Code of Ethics, such persons may not take improper advantage of information that they may receive from you regarding the activity or holdings of  RCM clients. In addition, it would be a violation of the Code of Ethics and potentially a violation of  RCM’s Policies and Procedures Designed to Detect and Prevent Insider Trading (the “Insider Trading Policy”) for any  RCM employee to arrange for a friend or relative to trade in a security in which that  RCM employee would be precluded from trading for his or her own account. It may also be a violation of the Code of Ethics or the Insider Trading Policy for an  RCM employee to give information about the activity or holdings of  RCM clients to any person for the purpose of facilitating securities trading by that person.  RCM reserves the right, when RCM deems it necessary or appropriate, to apply the requirements of the Code of Ethics to persons who are not necessarily your Closely Connected Persons.

Rules Relating to Personal Securities Transactions

Personal securities trading by investment management personnel hascome under intensive scrutiny over the last several years. The SEC, the Investment Company Institute (the “ICI”), and the CFA Institute have all published reports and established standards, and the SEC has issued rules and regulations, regarding personal securities trading by the employees of investment management firms. As a result, all  RCM employees should be careful to conduct their personal securities transactions in accordance with all of the requirements of the Code of Ethics.

General Rules Regarding Personal Securities Trading

You and persons closely connected to you2 must conduct your personal securities trading in a manner that does not give rise to either a conflict of interest, or the appearance of a conflict of interest, with the interests of any RCM client, including the mutual funds RCM manages. Please bear in mind that, if a conflict of interest arises, you may be frozen in, or prohibited from trading, securities in which you have an existing position. Any losses suffered due to compliance with the requirements of the Code of Ethics are the employee’s sole responsibility. Each employee should evaluate this risk before engaging in any personal securities transaction.

The rules regarding personal securities transactions that are contained in the Code of Ethics are designed to address potential conflicts of interests and to minimize any potential appearance of impropriety. These rules include the following:

w          Pre-clearance of personal securities transactions

w          Exemption for certain types of securities, and certain types of transactions

w          Review of duplicate brokerage confirmations

w          Prohibition on personal securities transactions during a “blackout period” before and after client trades

w          Ban on short-term trading profits

w          Quarterly reporting of personal securities transactions

w          Securities Holdings Reports, upon employment and annually thereafter.

The details regarding each of the rules with respect to personal securities transactions are discussed in greater detail below.

Excessive Trading in Open-End Mutual Funds

Excessive trading3 in open-end mutual funds for which RCM, or its affiliates, serve as the adviser or sub-adviser is strictly prohibited.  Such activity can raise transaction costs for the funds, disrupt the fund’s stated portfolio management strategy, require a fund to maintain an elevated cash position, and result in lost opportunity costs and forced liquidations.  Excessive trading in open-end mutual funds can also result in unwanted taxable capital gains for fund shareholders and reduce the fund’s long-term performance.

The Pre-Clearance Process

As noted above, in order to avoid conflicts of interest, RCM requires pre-clearance of purchases and sales of all publicly or privately held securities (including limited partnership interests and derivative instruments) that are or would be beneficially owned by its employees. This pre-clearance requirement is intended to protect both  RCM and its employees from even the potential appearance of impropriety with respect to any employee’s personal trading activity. Whether or not you pre-clear a personal security transaction, if it is later determined that  RCM was buying or selling that security (or other securities of the same issuer, or related derivative securities) for one or more clients on that day, you may be required to cancel, liquidate or otherwise unwind your trade.

The pre-clearance requirement applies to all securities, including stocks, bonds, unit trusts, partnership and similar interests, notes, warrants, or other related financial instruments such as futures and options. Pre-clearance also is required for transactions in instruments issued by foreign corporations, governments, states, or municipalities. Specific exceptions to the pre-clearance requirement are listed below. If you have any doubt as to whether the pre-clearance requirement applies to a particular transaction, please check with the Legal and Compliance Department before entering into that transaction.

The pre-clearance requirement is satisfied when the Legal and Compliance Department confirms to the employee that their request to purchase or sell a security has been granted via the On-line Pre-Clearance Process, or when the appropriate Personal Securities Transaction Pre-Clearance Form for Partnerships and LLCs (Exhibit A-2) or Secondary Public Offerings and Private Placements (Exhibit A-3) has been completed.  The procedures for using the On-line Pre-Clearance Process can be obtained from the Legal and Compliance Department and are available on RCM’s Intranet site. Alternatively, employees may submit a Personal Securities Transaction Pre-Clearance Form (Exhibit A-1) in lieu of an online request.   RCM and all employees must treat the pre-clearance process as confidential and not disclose any information except as required by law or for appropriate business purposes.

Please remember that pre-clearance is not automatically granted for every trade. For example, if  RCM is considering the purchase of a security in client accounts, or if an order to effect transactions in a security for one or more client accounts is open (or unfilled) on the trading desk, pre-clearance will be denied until  RCM is no longer considering the purchase or sale of the security, or the order is filled or withdrawn, and until the applicable blackout period has ended.

In addition, please remember that pre-clearance is only given for the specific trade date, with the exception of limit orders. You may not change the trade date, and you may not increase the size of your order or limit price, without obtaining a new pre-clearance.  You may, however, decrease the size of your trade without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance. If you choose not to place that order, however, you must obtain a new pre-clearance if you change your mind on a later date and wish to then enter the order.

Failure to obtain appropriate pre-clearance for personal security transactions is a serious breach of  RCM rules. Employees are responsible for compliance with the Code of Ethics by persons closely connected to them. If you fail to obtain pre-clearance, or if your personal transaction in a particular security is executed within the applicable blackout period, you may be required to cancel, liquidate, or otherwise unwind that transaction. In such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity specified by  RCM (with suitable evidence of such donation provided to  RCM) or forfeited to  RCM, in  RCM’s discretion.

All violations of the pre-clearance requirement will be reported to  RCM management (including the  RCM Management Committee) and, when appropriate, to the applicable Board of Directors of funds to which  RCM serves as the adviser or sub adviser. Violations may subject you to disciplinary action, up to and including discharge. The disciplinary action taken will depend on all of the facts and circumstances.

In addition, all violations of the Code of Ethics will be reported to your supervisor for their consideration during RCM’s annual performance appraisal process.  Violations may result in a reduction of your overall performance rating.

Required Approval — Equity and Equity-Related Securities

For proposed transactions in common stocks, preferred stocks, convertible securities, warrants and options on common or preferred stocks, or in any other equity related securities the Legal and Compliance Department will receive the prior approval of each of the following persons before confirming to the employee that the proposed transaction has been approved:

The Head of Equity Trading or such other Trading Department employee as he or she may delegate to.

2.         An appropriate representative from the investment management staff (“Equity PMT”) who covers that security (or who would cover that security if it were followed by  RCM). For this purpose, members of Equity PMT should not pre-clear any proposed transaction if they believe that RCM may effect a transaction in the subject security within the next three (3) business days.

Required Approval — Fixed Income Securities

For proposed transactions in corporate debt securities, foreign, state, or local government securities, municipal debt securities, and other types of debt securities (or options or futures on these types of securities), the Legal and Compliance Department on behalf of  RCM’s employees will receive the prior approval of a fixed income manager or Caywood-Scholl Capital Management as appropriate.  For this purpose, the fixed income portfolio manager or Caywood-Scholl Capital Management should not pre-clear any proposed transaction if they believe that  RCM may effect a transaction in the subject security within the next three (3) business days.

As appropriate, members of the equity investment staff, the fixed income manager or Caywood-Scholl Capital Management may pre-clear, respectively, equity or fixed income security. Other Portfolio Managers and Research Analysts may pre-clear for sectors, regions or securities for which they have actual responsibility. Authorization to pre-clear employee transactions may change from time to time.  While the Legal and Compliance Department will avoid such conflicts, as a general rule, no person may pre-clear for himself or herself, and no person may pre-clear in more than one capacity.

The Legal and Compliance Department will retain documentation evidencing who pre-cleared each employee transaction.

Trading Date

You must initiate all trading instructions on the date that you list as the proposed trade date.  If for some reason you cannot initiate trade instructions on that date, you must resubmit your pre-clearance request to the Legal and Compliance Department for their review and possible approval. Trades that are initiated after the close of the New York Stock Exchange (1:00 P.M. in the Pacific Time zone) typically are not executed on that day; therefore, the Legal and Compliance Department will treat such trades as having been initiated on the following business day.

Ordinarily, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are several exceptions to this general rule. The first involves limit, good-till-cancelled ("GTC"), and stop-loss orders. For purposes of the Code of Ethics, the trading date for a limit, GTC or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit, GTC or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the applicable blackout period, the subsequent execution of that trade will satisfy the requirements of the Code of Ethics, even if  RCM subsequently enters trades for client accounts that are executed on the same day as your limit, GTC or stop-loss order is executed. Limit, GTC and stop-loss orders are discussed in greater detail below.

Another exception involves instructions issued by mail. For example, you may subscribe to a limited partnership by mailing in a check and a subscription form. Or you may issue instructions to purchase additional shares through a dividend reinvestment program by mailing a check to the transfer agent. In such cases, the date on which you mail the instruction is treated as the trading date for purposes of the Code of Ethics, unless you modify or cancel the instructions prior to the actual trade. And, for purposes of the applicable blackout period, the date of your trade will be deemed to be the date on which your instructions were mailed, not the date on which the trade was executed.

In some cases, you may place an order for securities where the proposed trading date has not yet been established by the seller or issuer. In such cases, you should indicate, when you are requesting pre-clearance approval, that the trading date will be the date on which the seller or issuer finalizes the trade. However, if the trade is part of a secondary public offering of securities, such trades must not conflict with  RCM client trades. Therefore, if  RCM subsequently places an order for those securities on behalf of client accounts, you will be required to cancel or unwind your trade.

Special Situations

From time to time, a variety of special situations can arise with respect to personal securities transactions. Based on our experience, the Code of Ethics has been tailored to accommodate the particular circumstances that may arise, and to create detailed rules that should apply in these special situations.  These special situations fall into two broad categories: special types of securities, and special types of transactions.

Special Types of Securities

Personal securities transactions in certain types of instruments are not covered by all of the requirements of the Code of Ethics. A description of these instruments and requirements is set forth below. If you have any doubt as to whether transactions in a particular type of instrument must be pre-cleared, please check with the Legal and Compliance Department before the transaction.

Exempted Securities.The Code of Ethics does not apply to any of the following types of securities or instruments (“Exempted Securities”). As a result, you may engage in these transactions in any Exempted Security without obtaining pre-clearance. Except for transactions involving instruments issued by the national governments of Germany, Japan, and the United Kingdom, transactions in Exempted Securities need not be reported on your quarterly personal securities transaction report. Furthermore, the other requirements of the Code of Ethics, such as the 60-day holding period requirement and the so-called “blackout period”, do not apply to Exempted Securities. These securities and instruments include the following:

Shares of registered open-end mutual funds, except funds sponsored by Allianz Global Investors and its affiliates and those open-end mutual funds advised or sub-advised by RCM.

Shares of registered open-end money market mutual funds including funds sponsored by Allianz Global Investors and its affiliates.

Ö       Treasury bonds, Treasury notes, Treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. Government, and similar instruments issued by the national governments of Germany, Japan, and the United Kingdom;

Ö       High quality, short-term debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit;

Similarly, the Code of Ethics does not apply to trades in derivatives based on any of these securities, except as discussed below.

Open-End and Closed-End Mutual Funds Advised or Sub Advised by AGI or its Affiliates.A 30-day holding period applies to all active purchases of the funds sponsored by Allianz Global Investors and its affiliates and any open-end or closed-end mutual funds advised or sub advised by RCM. This holding restriction does not apply to automatic contributions to your AGI 401(k)/Retirement Plan or automatic reinvestments of dividends, income or interest received from the mutual fund.  The 30-day holding period begins on the day of the employee’s last purchase of any applicable fund (e.g. Last in, First Out or “LIFO” accounting method).

All transactions in these funds must be executed in a brokerage account that has been disclosed to the firm, in your AGI 401(k)/Retirement Plan, or in your Deferred Compensation Plan.  No transactions in these funds can be executed directly through the applicable mutual fund sponsor. The list of the funds RCM and affiliates currently manage is included on the Legal and Compliance Department’s Intranet Site under Funds Managed by RCM.

You must report all such transactions on your quarterly personal securities transaction report and report all such holdings on your annual holdings report.  There are no reporting requirements for any such mutual fund transaction executed through or holdings held in the AGI 401(k)/Retirement Plan or Deferred Compensation Plan.

While open-end mutual funds advised or sub-advised by AGI or its affiliates do not require pre-clearance approval, closed-end mutual funds managed by AGI or its affiliates do.  If you would like to purchase or sell a closed-end mutual fund managed by AGI or its affiliates, please contact the Legal and Compliance Department to obtain the necessary form.

Derivative Instruments.The same rules that apply to other securities apply to derivative instruments, such as options, futures, and options on futures. If the instrument underlying a derivative instrument is an instrument to which the requirements of the Code of Ethics would otherwise apply, you must satisfy the same pre-clearance procedures as if you were trading in the underlying instrument itself. Therefore, as an example, you must pre-clear transactions in options on securities, other than options and futures on Exempted Securities. (Options and futures on government securities are not subject to the pre-clearance requirements, but should be reported on your quarterly report of personal securities transactions.) Transactions in derivative instruments based on broad-based indexes of securities, such as stock index options or stock index futures need not be pre-cleared (see below.)

RCM employees should remember that trading in derivative instruments involves special risks. Derivative instruments ordinarily have greater volatility than the underlying securities. Furthermore, if  RCM is trading in the underlying security on behalf of clients, you may be precluded from closing your position in a derivative instrument for a period of time, and as a result you may incur a significant loss. Such a loss would be solely your responsibility, and you should evaluate that risk prior to engaging in a transaction with respect to any derivative instrument.

In addition, derivative securities ordinarily expire at a stated time. If  RCM is trading in the underlying security on behalf of clients around the time of expiration, you will be unable to sell that derivative instrument at that time, unless you have given your broker, in advance, a standing instruction to close out all profitable derivatives positions on the expiration date without any further instruction from you. In such an event, you must either (a) in the case of stock options, exercise the option on the expiration date (the exercise of an option is not subject to the requirements of the Code of Ethics), or (b) allow the derivative security to expire, subject to the usual rules of the exchange on which that instrument is traded.4

If you choose to exercise a stock option on expiration, you do not need to request pre-clearance approval from the Legal and Compliance Department.  Please remember, however, that you may be required to make a substantial payment in order to exercise an option, and you must comply with the usual pre-clearance process in order to sell (or buy) the underlying security so acquired (or sold). When you request pre-clearance approval from the Legal and Compliance Department, for the underlying security, please notify the Legal and Compliance Department through email (via the “Employee Trading” email address) that the securities in question were acquired through the exercise of an option at expiration.

Stock Index Futures.The pre-clearance requirements of the Code of Ethics do not apply to purchases and sales of options or futures on broad stock indices (e.g. S&P500, NASDAQ 1000, etc.). However, such transactions must be reported on the Employee’s quarterly personal securities transactions report.

Limited and General Partnership Interests.The requirements of the Code of Ethics, including the pre-clearance requirements, apply to the acquisition of limited and general partnership interests. Once you have obtained pre-clearance to acquire a general or a limited partnership interest in a particular partnership, you are not required to pre-clear mandatory capital calls that are made to all partners thereafter. However, you are required to pre-clear capital calls that are not mandatory, and you should report such acquisitions on your quarterly report of securities transactions and on your annual statement of securities holdings.

Special Types of Transactions

Special rules apply to certain types of transactions under the Code of Ethics. In some cases (such as non-volitional trades), you may engage in these transactions without obtaining pre-clearance. In other cases (such as private placements or public offerings), the rules that apply to these transactions are more stringent than the usual rules. These special types of transactions, and the rules that apply to them, are as follows:

Private Placements.Acquisition of securities in a private placement is covered by  RCM’s Code of Ethics, and is subject to special pre-clearance rules. Participation in a private placement must be pre-cleared in writing by a member of the Management Committee. No additional pre-clearance by the Trading Desk or by the Equity PMT is required. A special pre-clearance form should be used for participation in private placements.

RCM employees may not invest in private placements if the opportunity to invest in that private placement could be considered a favor or gift designed to influence that employee’s judgment in the performance of his or her job duties or as compensation for services rendered to the issuer. In determining whether to grant prior approval for any investment in a private placement,  RCM will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of  RCM's clients, as well as whether the opportunity to invest in the private placement has been offered to the employee as a favor or a gift, or as compensation for services rendered.

In addition, investment personnel who have been authorized to acquire securities in a private placement must disclose that investment to their supervisor when they play a part in any subsequent consideration of an investment in any security of that issuer, if they still hold it. In such circumstances, any decision to purchase securities of that issuer should be subject to an independent review by investment personnel with no personal interest in the issuer, and with knowledge of the conflict of interest that may be present with respect to other investment personnel.

Limit, GTC and Stop Loss Orders.  RCM employees are permitted to use limit, GTC and stop-loss orders for trading purposes. Limit, GTC and stop-loss orders must follow the usual pre-clearance mechanisms for personal securities transactions. In the case of a limit, GTC or a stop-loss order, however, the trading date is the date on which you place the order with your broker, subject to the price instructions that you have given to your broker, even if the trade is ultimately executed on a later date. If the limit, GTC or stop-loss order is not subsequently canceled or modified, but is executed without further instructions on a subsequent date, you do not need to obtain an additional pre-clearance. You should, however, report execution of that transaction on the appropriate quarterly personal securities transaction report. In addition, if you change the instructions related to any limit, GTC or stop-loss order (for example, if you change the limit price), you must obtain a new pre-clearance.

Limit, GTC and stop-loss orders create the potential for  RCM employees to be trading in the same securities, at the same times, as  RCM clients are trading in such securities. Because of this possibility, it is particularly important to be scrupulous about following the procedures regarding limit, GTC and stop-loss orders, and to obtain a new pre-clearance whenever you change the broker’s instructions with respect to a limit, GTC or a stop-loss order. If you follow the appropriate procedures, and if the date on which you place the order does not fall within the applicable “blackout period” described below, you will not be deemed to have violated the Code of Ethics or required to break your trade if your limit order or stop-loss order is executed on the same day as trades in that security are executed on behalf of  RCM clients.

Public Offerings.Public offerings give rise to potential conflicts of interest that are greater than those that are present in other types of personal securities transactions. As a result, the following rules apply to public offerings:

s          Employees are prohibited from purchasing equity and equity-related securities in initial public offerings of those securities, whether or not  RCM client accounts participate in the offering, except as described below.

s          Employees are permitted to purchase equity and equity-related securities in secondary offerings if  RCM client accounts do not hold the security, and if no  RCM portfolio manager wishes to participate in the offering for client accounts.

s          Employees are permitted to purchase equity and equity-related securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company’s common stock.

s          Employees are permitted to purchase debt securities, such as municipal securities, in public offerings, unless  RCM client accounts are participating in that offering.  RCM employees cannot participate in any public offering for debt securities if  RCM client accounts are participating in that offering. This limitation does not apply to auctions of Treasury securities.

s          Employees are permitted to purchase certain types of equity and equity-related securities (i.e., limited partnership interests, REITs) in public offerings, if  RCM ordinarily does not purchase those types of securities for client accounts and in fact is not participating in the offering for client accounts. A special pre-clearance form should be used for purchases of limited partnership interests. If you have any doubt as to whether you may purchase a particular security in a public offering, please check with the Legal and Compliance Department in advance.

s          Any purchase of any security in a public offering, even if permitted under these rules, should be pre-cleared in writing by a member of the Management Committee, in addition to the normal pre-clearance procedures. For this purpose, it is sufficient if a member of the Management Committee signs the pre-clearance form in more than one capacity.

Non-Volitional Transactions. The pre-clearance requirements of the Code of Ethics do not apply to transactions as to which you do not exercise investment discretion at the time of the transaction. For example, if a security that you own is called by the issuer of that security, you do not need to pre-clear that transaction, and you may deliver that security without pre-clearance. Similarly, if an option that you have written is exercised against you, you may deliver securities pursuant to that option without pre-clearing that transaction. (If it is necessary to purchase securities in order to deliver them you may also do so without needing to pre-clear the purchase) Likewise, if the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre-clearance. Please remember, though, that you must report non-volitional trades on your quarterly personal securities transaction report form.

De MinimisTransactions in Certain Securities.

You are not required to pre-clear de minimis transactions in certain highly liquid securities.  Any de minimis transaction that you enter into may not be subject to the otherwise applicable “blackout period” as described in the Blackout Periods section below. De Minimis transactions are subject to a 5 business day holding period (based on the most recent opening transaction) regardless of whether the closing transaction results in a loss or gain.  Additional detail regarding the holding period for de minimis transactions is provided below.  For this purpose, a de minimis transaction is defined to include the following:

5000 or fewer shares of any stock that is included in any of the following stock indices (each a "De Minimis Index"):

    Top 250 companies of the S&P 500 Stock Index
  The FTSE 100 Index
  The Heng Seng Index
  The Deutscher Aktien IndeX (DAX)

The list of securities eligible for this exemption from pre-clearance and the applicable “blackout period” are included on the Legal and Compliance Department’s Intranet Site under “De Minimis Transaction Securities.” This list is updated on a quarterly basis.  Only those securities included on the list will be exempt from the Code’s pre-clearance and “blackout period” requirements unless the security is otherwise exempt from these requirements under the Code.

$100,000 or less of face value in any US Government Sponsored Enterprise such as Fannie Mae or Freddie Mac.

  Registered Closed-end Mutual Funds or Exchange Traded Funds that trade on U.S. markets for which RCM or an affiliate does not serve as Adviser or Sub-Adviser (See Page 8 for restrictions that apply to transactions in these funds.

You must, however, report all such transactions on your quarterly personal securities transaction report and all holdings on your annual holdings report.

Required Holding Period for De Minimis Transactions:

De minimis transactions, as defined above, are subject to a five business day holding period regardless of whether the closing transaction (sale that closes out a purchase or cover that closes out a short) results in a gain or loss. The holding period begins on the date of your most recent opening purchase or short sale. As an example, if you purchase a particular security on a Monday, you may sell that security on that Friday.  If you sell the security four days later on that Thursday, you will have violated the holding period. If you realized a gain from that transaction you will be required to forfeit the profit to RCM’s charitable fund.  This holding period also applies to transactions in derivatives where the underlying security is a de minimis security.  Also, the expiration date associated with any such derivative transaction must be at least 5 business days in the future.

The Management Committee may grant individual exceptions to this holding period in appropriate circumstances in its sole discretion.

Other Special Transactions.Special rules also apply to tender offers, participation in and purchases of securities through dividend reinvestment plans and periodic purchase plans, the receipt of stock dividends, the exercise of options or other rights.  If you wish to participate in these plans or transactions (or similar plans or transactions), please contact the Legal and Compliance Department.

Gifts. Gifts of securities fall into two broad categories: (i) gifts of securities made to others; and (ii) gifts of securities received.

Gifts of securities made to others, such as relatives or charities, are treated as a disposition of beneficial ownership, and must be pre-cleared like any other securities transaction prior to transfer of the securities. Of course, given the vagaries of the securities settlement system, it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason,  RCM may, in its discretion, waive certain technical violations of the pre-clearance requirement with respect to gifts of securities, if (i) the gift transaction was pre-cleared in advance, but transfer of the securities was delayed beyond the pre-clearance date, and the securities in question were not immediately sold by the transferee, or (ii) if the facts and circumstances warrant.

Gifts of securities received depend on the nature of the gift. In the ordinary case, if you receive securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of securities in such cases. Please remember, though, that you cannot use the gift rules to circumvent the pre-clearance requirements. Therefore, if a gift of securities that you receive is not truly non-volitional, you must pre-clear that gift like any other securities acquisition.

Proprietary Accounts.Certain accounts, including the Deferred Compensation accounts and Caywood-Scholl Capital management Profit Sharing Account, are deemed by the SEC to be “proprietary” accounts. Unless these accounts trade on RCM’s trading desk and are thus subject to the same policies and procedures as any client account, they are subject to the same rules as the personal accounts of employees.  In addition, because these accounts are maintained on the records of  RCM, reports of the activity of these accounts need not be filed on a quarterly or annual basis. For additional information about these accounts, please contact the Legal and Compliance Department.

Third Party Accounts

Situations sometimes arise in which you nominally have beneficial ownership over a particular account, but where in reality you do not exercise direct or indirect influence or control over that account, and where you provide no investment advice with respect to the investment decisions made with respect to that account. These accounts are referred to in the Code of Ethics as “Third Party Accounts”. A  RCM employee, with the prior approval (See Exhibit B) of the Legal and Compliance Department, may be exempted from pre-clearance with respect to transactions in a Third Party Account if certain conditions are met.

If you have a Third Party Account, and if you feel that compliance with the pre-clearance and/or quarterly reporting obligations would be burdensome and unnecessary, please see the Legal and Compliance Department. Determinations as to whether to grant a waiver from the Code of Ethics will be made on a case-by-case basis. Depending on all of the facts and circumstances, additional requirements may be imposed, as deemed necessary or appropriate. Notwithstanding this limited exception,  RCM reserves the right at any time, in the discretion of the General Counsel, to require reports of securities transactions in any Third Party Account for any time period and otherwise to modify or revoke a Third Party Account exception that has been granted.

Blackout Periods

Potential conflicts of interest are of particular concern when an employee buys or sells a particular security at or near the same time as RCM buys or sells that security for client accounts. The potential appearance of impropriety in such cases is particularly severe if that employee acts as the portfolio manager for the client accounts in question.

In order to reduce the potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, the Code of Ethics prohibits employees from trading during a certain period before and after  RCM enters trades on behalf of  RCM clients. The period during which personal securities transactions is prohibited is commonly referred to as a “blackout period.”

The applicable blackout period will vary, depending on the following criteria:

If you are a Portfolio Manager, Analyst, or member of an investment team, the blackout period for transactions that require pre-clearance approval under the Code begins five business days before and ends five business days after any trade by a client’s account for whose portfolio you, or a member of your team, have investment discretion.  Therefore, as an example, if the Allianz RCM Mid Cap Fund purchases a particular security on Day 8, all individuals that have investment discretion over the Allianz RCM Mid Cap Fund would be precluded from purchasing or selling that security for their own accounts from Day 1 through Day 15.

The Compliance Department determines the members of each portfolio team for this purpose.

For those securities that meet the de minimis transaction exemption, the blackout period is the same day as a trade in any account over which you or a member of your investment team have investment discretion.  For this purpose, investment discretion is not deemed to exist for accounts in the “managed accounts program” when:

The trade in the client account(s) results exclusively from direct action taken by, or instruction received from, the client (e.g. contributions, withdrawals, trade instructions provided for tax purposes, etc.);

Where the determination of which securities are bought and/or sold and by what amounts are strictly the result of pre-established written instructions; and

Where the written instructions have been pre-approved by the Legal and Compliance Department.

For all other RCM employees the blackout period is the same day on which a trade is conducted, or on which an order is pending, for an RCM client. Therefore, as an example, if RCM is purchasing a particular security on behalf of its clients on Monday, Tuesday, and Wednesday, you may not trade in that security until Thursday.  For de minimis transactions, there is no blackout period that applies to this group of employees.

For information concerning the application of these rules to the RCM Deferred Compensation Plan, please contact the Legal and Compliance Department.

RCM recognizes that the application of the blackout period during the period prior to a mutual fund’s or a client’s transactions poses certain procedural difficulties and may result in inadvertent violations of the Code of Ethics from time to time. Nevertheless, virtually every industry group that has examined the issues surrounding personal securities trading has recommended the imposition of a blackout period. As a result, employees should consider carefully the potential consequences of the applicable blackout period before engaging in personal securities transactions in securities which  RCM holds, or might consider holding, in client accounts.

If a previously entered employee trade falls within the applicable blackout period, the employee must reverse that trade. If the trade can be reversed prior to settlement, the employee should do so, with the cost of reversal being borne by the employee. If the trade cannot be reversed prior to settlement, then the Legal and Compliance Department, at its discretion, can require the employee to engage in an offsetting transaction or may determine another appropriate method to resolve the conflict; in such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity of the employee’s choice  (with suitable evidence of such donation provided to  RCM) or forfeited to  RCM, in  RCM’s discretion in the event that the employee did not comply with the Code of Ethics.  While the Legal and Compliance Department attempts to mitigate the possibility that any employee’s transaction will conflict with this requirement, the employee assumes the risk once he or she initiates the execution of an order.

Limited Exemption from the Blackout Periods for Liquidations:   You may sell up to 5,000 shares of any security, and not be subject to the applicable blackout periods, so long as the following requirements are satisfied:

Such transactions may only be executed on dates pre-determined by the Legal and Compliance Department.  These dates are posted on the Legal and Compliance Department’s Intranet Site.

Written notification of such trades must be submitted to the Legal and Compliance Department at least 30 days prior to the pre-determined trade dates.  Written notification must be provided using the form attached as Exhibit F.

If your order is not completed by your broker on a pre-determined trade date, you must cancel the remaining uncompleted order.

You can only provide notification of up to 6 transactions each calendar year regardless of whether or not the orders are executed.

The blackout period does not apply to securities or transactions that are exempted from the requirements of the Code of Ethics or comply with the Limited Exemption from the Blackout Periods for Liquidations as described earlier in this Code. Thus, for example, the blackout period does not apply to transactions in U.S. government securities, or to non-volitional transactions. If you have any questions or doubts about the application of the blackout period to a particular situation, please consult the Legal and Compliance Department before you enter a trade.

Ban on Short-Term Trading Profits

Short-term trading involves higher risks of front-running and abuse of confidential information. As a result, each employee’s personal securities transactions should be for investment purposes, and not for the purpose of generating short-term trading profits. As a result,  RCM employees are prohibited from profiting from the purchase and sale (or in the case of short sales or similar transactions, the sale and purchase) of the same (or equivalent) securities within 60 calendar days. The 60-day holding period begins on the day of the employee’s last purchase of any applicable security (e.g. Last In, First Out or “LIFO” accounting method). The Legal and Compliance Department will not review how long the employee has held each security before granting pre-clearance approval.  As a result, it is the employee’s sole responsibility to make sure that they comply with this requirement.

This prohibition does not apply to the following:

Exempted Securities

De minimis transactions, so long as the security is on the de minimis list the day the employee sells or covers their position, but subject to the 5 business day holding period noted above in the section titled “De Minimis Transactions in Certain Securities”. However, this exemption is applicable only if the security you plan to sell is on the de minimis transaction lists maintained and posted on RCM’s intranet by the Legal and Compliance Department at the time of your execution.

Securities that were not held or traded by RCM’s clients during the 12 months preceding the proposed transaction

Transactions in closed-end or open-end mutual funds advised or sub-advised by RCM and its affiliates (there is a 30-day holding period for these securities as described earlier in this Code of Ethics)

If a violation of this prohibition results from a transaction that can be reversed prior to settlement, that transaction should be reversed. The employee is responsible for any cost of reversing the transaction. If reversal is impractical or not feasible, then any profit realized on that transaction must be donated to a charitable organization (with suitable evidence of such donation provided to  RCM) or forfeited to  RCM, in  RCM’s discretion.

In certain instances, you may wish to sell a security within the 60-day holding period and to forfeit any gain that you may have received with respect to that transaction. If that intention is disclosed to the firm, and if you do in fact forfeit any profit that you may have received, a sale within the 60-day period will not be considered a violation of the Code of Ethics. In addition, you may sell securities at a loss within the 60-day period (subject to pre-clearance if applicable) without violating the Code of Ethics.

This prohibition may, in many instances, limit the utility of options and futures trading, short sales of securities, and other types of legitimate investment activity. In order to ameliorate the effect of this prohibition,  RCM will allow employees to “tack” holding periods in appropriate circumstances. For example, if you hold an option for 30 days, then exercise the option, and continue to hold the underlying security for 30 days, you will be permitted to “tack” (i.e., add together) the holding period of the option to the holding period of the security held through exercise of the option. Similarly, if you “roll” an option or a future that is due to expire shortly into the same option or future with a longer maturity by selling the expiring instrument and simultaneously buying the longer maturity instrument, you will be permitted to “tack” the holding period of the expiring option or future to the holding period of the longer maturity instrument.

Tacking rules are complex. To avoid situations that may require you to disgorge profits, we recommend consulting the Legal and Compliance Department in any instance in which you would seek to “tack” holding periods.

In addition, short-term trading profits may be realized unintentionally, if, for example, the issuer of a particular security calls that security or becomes the subject of a takeover bid. Dividend reinvestment of shares also may inadvertently create short-term trading profits. Exceptions to the prohibition on short-term trading profits will be permitted in cases involving non-volitional trades, but only if no abuse or circumvention of the policy is involved. For example, if you purchase a security that you are aware is the subject of a takeover, you may not be permitted to keep any short-term profit resulting from a subsequent involuntary sale of that security.

Other exceptions from the prohibition against short-term trading profits may be permitted in the discretion of the Management Committee when no abuse is involved and when the equities strongly support an exemption (for example, in the case of an unanticipated urgent need to liquidate securities to obtain cash, or where clients do not hold the securities in question).

Fiduciary Responsibility to Clients

As noted above,  RCM and its employees have a fiduciary responsibility to  RCM’s clients. We are required to avoid conduct that might be detrimental to their best interests, and we cannot place our own personal interests ahead of those of our clients.

In order to fulfill this duty to our clients,  RCM, as a matter of policy, requires its employees to offer all investment opportunities to RCM’s clients first, subject to specific exemptions made available in this Code, before taking advantage of such opportunities themselves. Therefore, before trading in any security that is not covered by a  RCM analyst, or engaging in a transaction of limited availability, the Legal and Compliance Department, as part of the pre-clearance process, will ensure that the research analyst who would follow the security5 (for equity securities) or any senior member of the fixed income manager or Caywood-Scholl Capital Management (for fixed income securities) is aware that you have identified a security or transaction of limited availability that you believe would be a good investment, and will if necessary ask you to explain the basis for your interest in that security. If, after receiving that information, the analyst, fixed income manager or Caywood-Scholl Capital Management does not wish to recommend that security for investment to  RCM clients, you are free to trade, after securing the other necessary pre‑approvals. If the analyst, fixed income manager or Caywood-Scholl Capital Management expresses an interest in that security or transaction, however, you must refrain from trading in that security or engaging in that transaction until a decision has been made as to whether to purchase that security for  RCM clients. In some cases, you may be required to refrain from trading for several days, until a decision is made.

We recognize that this policy may make it more difficult for  RCM employees to engage in certain personal securities transactions. Nevertheless, we believe that these rules will enhance the ability of  RCM to fulfill its fiduciary responsibilities to our clients.

Technical Compliance Is Not Sufficient

As has been stated previously in this Code,  RCM and its employees are fiduciaries subject to the highest standards of care and must always act in our clients’ best interests. IT IS NOT APPROPRIATE TO RELY ON MERE TECHNICAL COMPLIANCE WITH THE RULES SET OUT IN THIS CODE. Moreover, the SEC and other regulators closely scrutinize personal securities transactions by investment professionals to ensure that they conform to fiduciary principles. As a result you should always remember that we all have an obligation to put our client's interests ahead of our own in all circumstances.

Reporting Personal Securities Transactions

The Code of Ethics requires four types of reports concerning personal securities transactions. The four types of reports are as follows:

w          On-line and/or hard copy pre-clearance forms;

w          Duplicate brokerage confirmations;

w          Quarterly reports of transactions; and

w          Initial and Annual Personal Holdings Reports.

Each of these reports is described in greater detail below.

All personal securities transaction reports are retained by  RCM in a personal securities transactions file for each employee. If you would like to review your personal securities transactions file, please contact the Legal and Compliance Department.

Each employee’s personal securities transactions file will be kept strictly confidential (although they may be disclosed to or reviewed with  RCM’s Management Committee or Senior Management). Accordingly, access to an employee’s personal securities transactions file will be limited to members of the Legal and Compliance Department, the Management Committee, appropriate RCM management personnel, appropriate AGI staff including AGI’s Internal Audit employees and members of AGI’s U.S. Legal and Compliance Department, and  RCM’s outside counsel. In addition, please remember that RCM reserves the right, from time to time, to produce personal securities transactions records for examination by the Securities and Exchange Commission, the Federal Reserve Board, or other regulatory agencies, and may be required to provide them to other persons who are empowered by law to gain access to such materials.

Pre-Clearance Forms

Copies of all hard-copy pre-clearance forms and printouts of the emails from the Legal and Compliance Department granting pre-clearance approval are retained in each employee’s personal securities transactions file, after they have been completed and reviewed. Copies of all hard-copy forms are also returned to the employee for his or her records.

Duplicate Brokerage Confirmations

  RCM verifies compliance with the pre-clearance process by reviewing duplicate brokerage confirmations. Each employee must authorize each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership or discretion, to send directly to the Legal and Compliance Department a duplicate copy of all transaction confirmations generated by that broker-dealer for that account.  RCM treats these transaction confirmations as confidential. In order to ensure that duplicate brokerage confirmations are received for all employee trading accounts, all employees are required to complete a Trading Account Form (see Exhibit C) and to submit an updated Trading Account Form within 10 days of  an account’s  being added or deleted.

You and persons closely connected to you must disclose promptly every trading account that you maintain, and every new trading account that you open, to the Legal and Compliance Department. Employees are required to seek approval from RCM’s Compliance Department prior to opening brokerage accounts with more than four different broker dealers.  On an annual basis the Legal and Compliance Department will ask that you confirm that the list of brokerage accounts that you have reported remains current.

Quarterly Reports of Transactions

The reporting and recordkeeping requirements of the SEC applicable to RCM as a registered investment adviser mandate that each employee of RCM must file a Quarterly Securities Transaction Report (see Exhibit D) with the Legal and Compliance Department, within 30 days after the end of each quarter, whether or not the employee entered into any personal securities transactions during that quarter. The quarterly reporting process also enables  RCM to double-check that all personal securities transactions have been appropriately pre-cleared and reported to  RCM.

Initial and Annual Personal Holdings Reports

The pre-clearance and reporting process with respect to personal securities transactions is designed to minimize the potential for conflicts of interest between an employee’s personal investing and investments made by  RCM on behalf of its clients. However, potential conflicts of interest can arise when a  RCM employee owns a security that the firm holds, or is considering buying, on behalf of any  RCM client, even if the employee does not engage at that time in a personal securities transaction. As a result, the SEC has stated flatly that an investment adviser must require its employees to disclose all of their personal holdings upon their becoming employees and at least annually thereafter.

Initial disclosure of holdings information must be made within 10 calendar days of your being employed by  RCM, and the holding information you provide must be based on your holdings as of the last month-end.  Annual Personal Holdings Reports (See Exhibit E) and a confirmation of current brokerage accounts must be submitted to the Legal and Compliance Department by February 14 of each year and provide information as of a date not earlier than December 31 of the preceding year. Please note that this list must include holdings in Third Party Accounts, and must state the approximate value of the position. In general, the report need not include holdings of securities that are exempted from the requirements of the Code of Ethics, such as U.S. government securities or shares of certain open-end mutual funds.  However, transactions involving sovereign debt issued by Germany, Japan or the United Kingdom must be reported.  Please be aware that reports of personal holdings may be reviewed by the Management Committee and may be disclosed, when deemed necessary or appropriate, to members of the appropriate Portfolio Management Team, to appropriate members of  RCM management, and/or to  RCM’s legal representatives.

What Beneficial Ownership Means

The Code of Ethics provisions concerning reporting and prior approval cover all transactions in securities in which you (or persons closely connected to you) have a direct or indirect beneficial ownership. The term “beneficial interest” is defined in the federal securities laws and includes more than an ordinary ownership interest. Because beneficial interest can be interpreted very broadly, if you have any question concerning whether you have a beneficial interest in a security you should contact the Legal and Compliance Department. However, in general, you may be deemed to have beneficial ownership under any of the following circumstances:

1.         You have the power to sell or transfer the security or you have the power to direct the sale or transfer;

2.         You have the power to vote the security or the power to direct the vote;

3.         You have an economic interest in the security; or

4.         You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.

Other Conflicts of Interest

As noted earlier, conflicts of interest can also arise in situations not involving personal securities transactions. Some of the situations that have been encountered in the past are set forth below:

Providing Investment Advice to Others

In order to avoid conflicts with the interests of our clients, you may not provide investment advice to anyone or manage any person’s portfolio on a discretionary basis, except for  RCM clients or your Closely Connected Persons (as noted elsewhere, transactions by your Closely Connected Persons are covered by the Code of Ethics). Thus, you should not give advice to anyone, other than your Closely Connected Persons, concerning the purchase or sale of any security, and you should be especially cautious with respect to securities that are being purchased and sold (or are under consideration for purchase and sale) for  RCM client accounts. In particular, you may not provide investment advice or portfolio management services for compensation to any person, other than a RCM client, under any circumstances, unless that arrangement is disclosed to and approved by RCM.

Favoritism and Gifts

You may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from certain persons because of your association with  RCM. This prohibition applies to anyone who does business or is soliciting business with any RCM entity, as well as to any organization (such as a broker-dealer or other financial intermediary) engaged in the securities business. In addition, care should be taken to avoid the appearance of a conflict of interest that may have a potential negative impact on RCM or the recipient when giving a gift or providing entertainment to a third party.  The details of this policy are explained more fully in RCM’s Gift and Entertainment Policy, which is available on the Legal and Compliance Department’s Intranet site and in RCM’s Employee Handbook.

Disclosure of Interests of Closely Connected Persons

The potential for a conflict of interest also can arise if one of your Closely Connected Persons is employed in the securities industry, or has an economic interest in any organization with which  RCM does business. If one of your Closely Connected Persons has such an employment relationship or such an economic interest, please notify the Legal and Compliance Department promptly.

Disclosure of Information Concerning Securities Recommendations and Transactions

Except as may be appropriate in connection with your job responsibilities, you may not release information to any person not affiliated with  RCM (except to those concerned with the transaction or entitled to the information on behalf of the client) as to the securities holdings of any client, any transactions executed on behalf of any client, or  RCM’s aggregate holdings in, or trading decisions or considerations regarding, any security. In particular, you must take special precautions not to disclose information concerning recommendations, transactions, or programs to buy or sell particular securities that are not yet completed or are under consideration, except (1) as necessary or appropriate in connection with your job responsibilities, (2) when the disclosure results from the publication of a prospectus, proxy statement, or other documents, as may be required under the federal securities laws, (3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, (4) in conjunction with any report to which persons are entitled by reason of provisions of an investment management agreement or other similar document governing the operation of  RCM, (5) as may otherwise be required by law, or (6) after the information is otherwise publicly available.

Prohibition on Serving as a Director

RCM employees are prohibited from serving on the board of directors of any organization without prior approval of RCM’s Management Committee. Such approval will be given only where  RCM believes that such board service will be consistent with the interests of  RCM's clients. If board service is authorized, appropriate procedures will be implemented to ensure that confidential information is not obtained or used by either the employee or RCM.

Outside business activites

RCM employees are prohibited from accepting any employment or consultancy with a competitor of RCM, even if it is during non-office hours and on the employee’s own personal time. All other non-RCM employment is subject to the advance approval of your manager, and the Legal & Compliance and HR departments.

Insider Trading

All employees are required to comply with  RCM’s Insider Trading Policy. The Insider Trading Policy prohibits trading, either personally or on behalf of others, on material nonpublic information, or communicating such information to others who trade in violation of law (known as “insider trading” and “tipping”). Although the pre-clearance, reporting, and trade restriction requirements of the Code of Ethics apply only to trading by employees and their members of their immediate families, the insider trading and tipping restrictions reach beyond employees’ immediate families to prohibit  RCM employees from illegally profiting (or avoiding losses), or from funneling illegal profits (or losses avoided), to any other persons. They also prohibit  RCM from insider trading or tipping in client accounts or the Funds. For more information, please consult the Insider Trading Policy or the Legal and Compliance Department.

Political contributions policy

Making Political Contributions

RCM encourages employees to exercise their rights as citizens to participate in the political process.  However, Contributions6 (financial or non-financial) made to certain political campaigns may raise potential conflicts of interest because of the ability of certain officials to influence decisions to award business to RCM or appoint officials who have such influence.  In addition, state and federal laws and regulations may restrict the ability of RCM and its employees, including employees’ Immediate Family Members, to make Contributions, coordinate Contributions or Solicit any person or political action committee (“PAC”) to make Contributions.  For example, Rule 206(4)-5 promulgated under the Investment Advisers Act of 1940 (“Rule 206(4)-5”) would prohibit RCM from receiving compensation for services rendered to a Government Entity for two years after a Contribution violating Rule 206(4)-5 was made.

Because of the serious consequences of violating a political contribution law or regulation, RCM has adopted this policy to monitor and restrict Contributions by RCM’s employees (including employees’ Immediate Family Members).

Prohibited Activities

  Pay to Play Arrangements.  No employee may make, direct, or Solicit any other person or PAC to make any Contribution for the purpose of influencing a government official or entity to retain or award investment advisory business.  This type of arrangement is strictly prohibited, regardless whether a pre-clearance request is granted.
  Use of Third Party Solicitors.  No employee may arrange, directly or indirectly, for any person to Solicit a Government Entity for investment advisory business on behalf of RCM, without the prior written approval of the Legal and Compliance Department.  The Legal and Compliance Department will determine, among other things, whether the solicitation arrangement is permissible under Rule 206(4)-5.
  Political Action Committees.  Employees are prohibited from establishing, controlling, contributing to, or being involved with, a PAC that makes Contributions other than (1) the Allianz/Fireman’s Fund Political Action Committee; (2) the Investment Company Institute’s Political Action Committee; (3) the Investment Adviser Association Political Action Committee; or (4) a federally registered PAC that confirms in writing that its Contributions will be used in a  manner that is consistent with the restrictions of this policy.
  Indirect Action.  No employee may do anything that would result in a violation of this policy, whether directly or indirectly.  In other words, employees may not use other persons or entities to funnel Contributions, to avoid the prohibitions or requirements of this policy.

Pre-clearance Requirements

Pre-Approval of All Contributions.  Prior to making any state, local or federal Contribution, an employee must pre-clear the Contribution online in SunGard Protegent PTA or by completing the form attached hereto as Exhibit J.  Employees must also pre-clear Contributions by their Immediate Family Members, primarily so that the Legal and Compliance Department can determine whether those Contributions violate applicable state laws.

State or Local Candidates.  Political Contributions to one person in excess of $150 in the aggregate per election will not be approved.  The rules for Contributions to state or local candidates apply even if the candidate is a federal official at the time of the Contribution.

Federal Candidates.  As a general matter, while all employees must pre-clear federal Contributions, Contributions to candidates for federal office are permissible and are not subject to the $150 Contribution limit, unless the candidate is currently a state or local official, in which case the rules for political contributions to state or local candidates apply.

Contributions to Political Parties and PACs.  Contributions to political parties and PACs do not require pre-clearance, unless the Contribution is earmarked for a specific official, is to a PAC that is known to be controlled by a specific official, or in any way could be seen as an indirect Contribution to a specific official.  In such cases, the Contribution must be pre-cleared and will be treated as a direct Contribution to the official.  Note that all Contributions to political parties or PACs are subject to reporting requirements.

Quarterly Reporting for Covered Associates

At the end of each calendar quarter, all Covered Associates will be required to complete a disclosure form, in which they must (1) acknowledge that no Contributions were made during the quarter, or (2) disclose all Contributions made to candidates, PACs or political parties, including Contributions for which the Covered Associate received pre-clearance.

Because Contributions made within two years of becoming a Covered Associate may trigger a ban on receiving compensation for investment advisory services under Rule 206(4)-5, the Legal and Compliance Department will review an individual's prior Contributions before allowing him or her to become a Covered Associate.  Persons who could be subject to this look back period include (1) prospective new employees; (2) employees who become Covered Associates by virtue of internal transfers or promotions; and (3) any employee who Solicits a Government Entity for investment advisory business.  Prospective new employees and employees referenced in (2) and (3) above are required to complete a Political Contributions Report - New Employees and Promoted/Transferred Employees Form.

Annual Certification

All employees will be required to certify annually that they have complied with, and will comply with, this policy.

Definitions

Contributionmeans any gift, subscription, loan, advance, or deposit of money or anything of value made for: (i) the purpose of influencing any election for Federal, State or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for State or local office.

Covered Associate means: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who Solicits a Government Entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any person identified above.

Government Entity means any State or political subdivision of a State, including: (i) any agency, authority, or instrumentality of the State or political subdivision; (ii) a pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a "defined benefit plan" as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a State general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the State or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Immediate Family Membersmeans your spouse and dependent children.

Solicitmeans: (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and (ii) with respect to a Contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution or payment.

Potential Consequences of Violations;

Responsibilities of Supervisors

RCM regards violations of the Code of Ethics as a serious breach of firm rules. Therefore, any employee who violates any element of the Code of Ethics (including the Gift Policy or Insider Trading Policy) may be subject to appropriate disciplinary action.  Disciplinary action may include, but is not limited to, one or more of the following: 1) a written reprimand from RCM’s Management Committee that is maintained in your employee file, 2) monetary fines,  3) restrictions placed on your ability to trade in your personal account(s) and 4) termination of employment.  Moreover, all employees should be aware that failure to comply with certain elements of  RCM’s Code of Ethics may constitute a violation of federal and/or state law, and may subject that employee and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code of Ethics may be reported to federal or state authorities, such as the SEC.

In addition, the federal securities laws require RCM and individual supervisors reasonably to supervise employees with a view toward preventing violations of law and of RCM’s Code of Ethics. As a result, all employees who have supervisory responsibility should endeavor to ensure that the employees they supervise, including temporary employees and contractors, are familiar with and remain in compliance with the requirements of the Code of Ethics.

Questions Concerning the Code of Ethics

Given the seriousness of the potential consequences of violations of the Code of Ethics, all employees are urged to act seek guidance with respect to issues that may arise. Resolving whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict, may not always be easy, and situations inevitably will arise from time to time that will require interpretation of the Code of Ethics to particular circumstances. Please do not attempt to resolve such questions yourself. In the event that a question arises as to whether a proposed transaction is consistent with the Code of Ethics, please address that question to the Legal and Compliance Department before the transaction is initiated.

Although the Code of Ethics addresses many possible situations, other special situations inevitably will arise from time to time. If a particular transaction or situation does not give rise to a real or potential conflict of interest, or if appropriate safeguards can be established, the Legal and Compliance Department or the Management Committee may grant exceptions to provisions of the Code of Ethics. However, there can be no guarantee that an exception will be granted in any particular case, and no exception will be granted unless it is requested before you enter into a transaction.

Forms to be Executed

After you have read through all of the material included, please sign and return the acknowledgment to the Legal and Compliance Department (see Exhibit G). The Legal and Compliance Department has copies of the Personal Holdings Report available for your use. Authorization and reporting forms pertaining to securities transactions will be retained and will become a permanent part of your individual personal securities transactions file.

EXHIBIT A-1

PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

Employee Name____________________________ Proposed Trade Date:

                                                                                    Note: Trading is authorized only for this date.

I hereby certify as follows:

1.             I am familiar with  RCM’s Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2.             I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3.             To the best of my knowledge, except as otherwise disclosed to the Legal and Compliance Department,  RCM has no plans to purchase or sell securities of this issuer within three business days of the proposed trade date.

Signature_______________________________       Date_____________________________

Security, Name or Description:__________________________________________________

Is this Security currently followed by a  RCM analyst?                     _____ YES      _____ NO

Is this transaction of limited availability?                                             _____ YES      _____ NO

Ticker Symbol:___________

Market _____                      GTC/ Limit   ____                  Stop Loss      _____

Buy or Sell:_____________________________       Price:__________ __________________

                                                       AUTHORIZATION

EQUITY TRADING DEPARTMENT APPROVAL (All corporate securities, including derivatives of corporate securities).There are no orders pending for purchase or sale of the security for client accounts at this time.

                                                                        Initials__________       Date_________________

ANALYST OR PMT APPROVAL (All securities).

I do not expect that this security will be recommended shortly for purchase or sale for client accounts.

In the event the above security is not currently followed by  RCM, or is a transaction of limited availability, I believe the purchase of this security for  RCM accounts is inappropriate.

                                                                        Initials__________       Date_________________

COMPLIANCE DEPARTMENT APPROVAL (All securities)*

                                                                        Initials__________       Date_________________

*NOTE: This approval should be obtained last.
EXHIBIT A-2

PERSONAL SECURITIES TRANSACTION PRE- CLEARANCE FORM

(Partnerships and LLCs)

Employee Name _________________________________

I hereby certify as follows:

1.             I am familiar with  RCM’s Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary.

2.             I am not aware of any material, non-public information concerning this issuer or the market for its securities.

Signature_______________________________       Date_____________________________

Proposed Trade Date:

Transaction Type:    Limited Partnership               ________       General Partnership_______
                                 Limited Liability Company     ________       Other                       _______

Security Name or Description:  _______________________________________________

Number of Shares or Principal Amount:___________________________________________

Buy or Sell:_____________________________

                                                       AUTHORIZATION

All Securities:

Management Committee Member                 Initials__________       Date_________________

Compliance Department                                Initials                          Date

Approval*

*NOTE: This approval should be obtained last.

EXHIBIT A-3

PERSONAL SECURITIES TRANSACTION PRE- CLEARANCE FORM

(Secondary Public Offerings and Private Placements)

Employee Name _________________________________

I hereby certify as follows:

1.             I am familiar with  RCM’s Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2.             I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3.             To the best of my knowledge, except as otherwise disclosed to the Legal and Compliance Department,  RCM has no plans to purchase or sell securities of this issuer within three business days of the proposed trade date, and no  RCM Account holds such security.

Signature_______________________________       Date_____________________________

Proposed Trade Date:_____________________       Note:   Trading is authorized only for the

                                                                                                proposed date.

Security Name or Description:__________________________________________________

Number of Shares or Principal Amount:___________________________________________

Secondary Offering:   _____                         Private Placement:  ______

Market or Limit Order:_____________________       Buy or Sell:_______________________

                                                       AUTHORIZATION

All Securities:

Management Committee Member                 Initials__________       Date_________________

Purchase of this security is not appropriate for  RCM accounts because:___________

___________________________________________________________________________.

Compliance Department                                Initials                          Date

Approval*

*Note:  This approval should be obtained last.

EXHIBIT B

THIRD PARTY ACCOUNT CERTIFICATION

I hereby certify as follows:

1.         Employees of RCM Capital Management LLC, Caywood-Scholl Capital Management LLC, and Pallas Investment Partners, L.P. (collectively, " RCM"), have a fiduciary responsibility to the clients of their employer. In order to satisfy that fiduciary responsibility and to comply with the requirements of the federal securities laws, I understand that I must adhere to certain procedures with respect to personal securities transactions in which I have a direct or indirect beneficial interest, whether or not such procedures may be burdensome or costly.

2.         I have read and understand the RCM Code of Ethics and hereby certify that I have complied with all provisions of the Code of Ethics since the date on which I first became employed by RCM, except as otherwise disclosed to the Legal and Compliance Department of RCM.

3.         I have asked for a waiver from the pre-trading securities transaction authorization procedures with respect to the trades for the Third Party Account (as defined in the  RCM Code of Ethics) of _______________________________.

4.         I hereby certify that I exercise no direct or indirect influence or control over the investment decisions for the Third Party Account.

5.         I certify that I have not, and will not, (i) engage in discussions concerning any action that  RCM may or may not take with respect to any security with any person outside of  RCM, including any of my Closely Connected Persons (as defined in the Code of Ethics) or any person(s) who has (have) direct or indirect influence or control over the investment decisions for the Third Party Account (“Control Persons”), while I am employed at  RCM, or (ii) provide investment advice to the Control Persons.

  EMPLOYEE:

_______________________________                      _______________________________
                        Date                                                                 (Name Please Print)

                                                                                    _______________________________
                                                                                                       Signature

EXHIBIT C

LIST OF TRADING ACCOUNTS IN WHICH YOU HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP*

Institution's Name	Institution's Address	Account Number	Name of Account Holder	Date Account Established	Relationship

Name of Employee _______________________________________________________

                                                                         (Please Print)

I certify that I have disclosed to RCM Capital Management LLC, Caywood-Scholl Capital Management, Inc. and Pallas Investment Partners, L.P., all trading accounts in which I have a direct or indirect beneficial interest.

Signature _____________________

Date:        _____________________

EXHIBIT D

                                                                                         Print Name ______________________

OPERATOR NOTE: The merge datasource is t:\hos\atendanz\data\QtrTrans.mdb query name: qryQtrly Trans Rpt (Principals Only).
  MERGE ONLY 100 RECORDS AT A TIME OR MERGE WILL CRASH!!!
  ***THIS MERGE IS FOR PRINCIPALS ONLY ***

QUARTERLY TRANSACTION REPORT

1ST Q	2ND Q	3RD Q	4TH Q

200_

I had no reportable security transactions
for the shaded quarter above:                                                _________________________________

                                                                                                                           Signature

The following is a complete list of all security transactions that are required to be reported under  RCM’s
Code of Ethics for the shaded quarter above:                       _________________________________

                                                                                                                           Signature

	# OF SHARES				ACCOUNT
DATE	BUY	SELL	PRICE	SECURITY and IDENTIFIER (ticker or other)	NUMBER	COMMENTS

If any activity – Legal and Compliance Review:

EXHIBIT E
PERSONAL HOLDINGS REPORT

I hereby certify that the following is a complete and accurate representation of my securities holdings as of __________________:

Print Name:
Signed:	Date:

1.         EQUITY AND EQUITY-RELATED INVESTMENTS

Issuer and Ticker (or other security identifier)	Nature of Investment	Broker	No. of Shares	Principal Amount

2.         FIXED INCOME INVESTMENTS (Debt Instruments)

Market Value of Securities (Check One)
Issuer/Title	Nature of Investment	Less than $1,000	$1,000 – $5,000	$5,000 – $25,000	More than $25,000	No Value Reported

3.         OTHER INVESTMENTS (Limited Partnerships, etc.)

Market Value of Securities (Check One)
Issuer	Nature of Investment	Less than $1,000	$1,000 – $5,000	$5,000 – $25,000	More than $25,000	No Value Reported

(To be signed and returned to the Legal and Compliance Department)

Exhibit F

30-Day Notification Form

Employee Name _________________________________________________

I hereby certify as follows:

1.             I am familiar with RCM’s Code of Ethics, and this transaction complies in all material respects with the Code. I understand that the failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2.             I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3.             I agree to cancel or not execute my order on the Execution Date if (i) I become aware of any material non-public information concerning the issuer at any time prior to the execution of my order, (ii) there is any reason why this order may harm or disadvantage any portfolio managed by RCM, or (iii) the execution of the order would give rise to an appearance of impropriety.

Signature_______________________________       Date_____________________________

SELL ONLY

Security, Name or Description:__________________________________________________

Execution Date:______________________________

Ticker Symbol:___________    Number of Shares:__________________________________

EXHIBlT G

INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

DECLARATION:

  I have received a copy of the Code of Ethics (“the Code”) of RCM Capital Management LLC, Caywood-Scholl Capital Management LLC and Pallas Investment Partners, L.P (collectively referred to in this Exhibit as “RCM”).

  I have read the Code and I understand it.

  As a condition of employment, I agree to comply with all the provisions of the Code and to follow the procedures outlined therein, including, but not limited to, obtaining prior approval for any personal securities transactions and making any reports as set forth therein.

  I confirm that I have complied with all of the provisions of the Code since the date of my last annual certification of compliance or the date I joined RCM, whichever is later, except as otherwise disclosed to RCM’s Chief Compliance Officer.

  I confirm that I have not exceeded the number of roundtrip transactions allowed in any mutual fund that I have invested in.

  I confirm that I have complied with RCM’s Gift and Entertainment Policy and RCM’s Insider Trading Policy since the date of my last annual certification of compliance or the date I joined RCM.

  I confirm that I have provided a full list of investment holdings held by myself and by company / trust / individuals controlled by me, in which either I or my Closely Connected Persons have a direct or indirect beneficial interest. All such information together with any report of securities transactions filed by me from time to time shall be referred to hereinafter as the “Information”.

  I consent to RCM releasing or sharing the Information to the following persons (including those located outside of the United States) for the purposes of compliance with relevant laws, rules, regulations and/or internal or group policy, applicable contractual obligations or otherwise in connection with the provision of investment management services by RCM:

  Its affiliated companies (“Affiliates”); and
  Any investment company managed by RCM, (each an “Authorized Recipient”);

  I further consent and authorize RCM and each Authorized Recipient or their authorized agents to furnish the Information to such federal, state, regional, and self-regulatory authorities (including those located outside of the United States) as may be required by law or by any applicable rules and/or regulations.

  Unless required to be disclosed by law, rules and/or regulations, an order from a relevant regulatory authority and/or from a court of competent jurisdiction, or as otherwise expressly consented to in paragraphs 8 and 9 above, the Information shall be treated as confidential and disclosed to no one outside RCM without my consent.

  This my  ¨ Initial   ¨Annual (Please check one) Certification of Compliance.

_______________________________                      _______________________________
                        Date                                                                       Name (Print)

                                                                                    _______________________________
                                                                                              Signature of Employee

Exhibit H

Conflicts Disclosure and Certification Form

As an employee of RCM you are required to comply with the Code of Ethics which stipulates that you avoid potential or real conflicts that might interfere or appear to interfere with making decisions in the best interests of our clients. In this regard, RCM is asking certain employees to report any personal conflict of interest (as described below) that you may have.  In some instances conflicts might exist that require that additional controls be put into place.  RCM’s Legal and Compliance Department will review your response to this questionnaire and follow-up with you if necessary.

Please read the following and then disclose any real or potential conflicts or alternatively, if no real or potential conflicts exist, please certify accordingly:

When making a determination as to what information you should disclose, consider the following:

Ask yourself whether public disclosure of the matter could embarrass RCM or lead an outside observer to believe a conflict exists, whether or not one actually does.

Identify all potential conflicts of interest, including those in which you may have been placed inadvertently due to either business, family or personal relationships with clients, vendors, business associates or competitors of the Company;

Identify any transaction or business relationship involving yourself, members of your family or other persons or organizations with which you or your family have any personal connection or financial interest.

Determine whether you work professionally with others with whom you or your family have a connection if it could be perceived as self-dealing or dealing based on your position with the firm.

If you identify a person or relationship(s) that may present a conflict, ask yourself:

Is the firm the person is associated with a public or private company that the Company invests in on behalf of clients;

Is the firm the person is associated with a financial services company that underwrites securities, produces research reports or provides brokerage services;

Is the person associated with a consultant who directs or services our clients;

Is the person associated with a regulatory agency or governmental agency;

Is the person associated with a news organization

Conflicts of Interest Disclosure Form

Employee Name:                    _____________________________________________

Name of Individual With

Whom Potential Conflict

of Interest Might Exist

(“Person”):                               _____________________________________________

Relationship of Person to

Employee:                               _____________________________________________

Legal Entity Where Person

Is Employed:                           ______________________________________________

Title and Position of Person:  ______________________________________________

Length of Time You’ve

Known the Person:                 ______________________________________________

Please give a brief description of how this person’s relationship to you might be deemed to be either a real or potential conflict of interest to you and your responsibilities at RCM.

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

Conflicts of Interest Certification Form

[Please complete only if you have a conflict to disclose]

I, ________________________________________, have disclosed on the Conflict of Interest Disclosure Form(s) attached, conflict(s) with the following individuals:

________________________________

________________________________

________________________________

________________________________

_________________________________________________

Signature

_________________________________________________

Print Name

Conflicts of Interest Certification Form

[Please complete if you have no conflict to disclose]

I, ________________________________________, hereby certify that I do not have any potential or real conflicts of interest to disclose to RCM.  Should one subsequently develop, I will promptly disclosure it to RCM.

_________________________________________________

Signature

_________________________________________________

Print Name

___________________

Date

EXHIBIT I

CERTIFICATION OF OUTSIDE DIRECTORSHIPS /

ADVISORY BOARD MEMBERSHIPS AND

OUTSIDE BUSINESS ACTIVITIES

Outside Directorships / Advisory Board Memberships

Name of Organization	Nature of Business	Position Held	Date of Appointment

Outside Business Activities

Name of Organization	Nature of Business	Position Held	Date of Appointment

_____  I have no Outside Directorships/Advisory Board Memberships or Outside Business Activities to report.

Name of Employee  _____________________________________________________

                                                            (Please Print)

I hereby certify that the following is a complete and accurate representation of my outside directorships, advisory board memberships and outside business activities.

Signature  ____________________________________

Date:        ____________________________________

Reviewed by:  _________________________________

Date:              __________________________________

EXHIBIT J

POLITICAL CONTRIBUTIONS PRE-CLEARANCE FORM

Employee Name:

Title/Position:

Home Address:

City, County, State, Zip Code:

Type of Contribution

Check one:

q Money      q In-Kind

Amount of Contribution $___________

If the Contribution will be in-kind or some form other than cash or check, please explain:  ___________________________________________________

Date of Contribution:  ____________

Previous Contributions (dates and amounts) to this candidate or political organization during the past 24 months:

If Recipient is an Individual (an officeholder, candidate or a campaign)

Name of Officeholder/Candidate:

Date of Election:  _____________

Type of Election (e.g. Primary, General):

Office Sought:

Jurisdiction of Office Sought (City, County, State, Federal):

Office Currently Held, if any:

Jurisdiction of Current Office Held (if applicable):

If Ricipient is a Political Organization (e.g., a Political Party or PAC)

Name of Organization:

Type of Organization

            Check one:

            q Political Party       q PAC         q Other:                                 (Describe)

Jurisdiction covered by Organization (City, County, State, Federal):

I hereby certify that the political contribution described above is accurate, and the proposed contribution is not made for the purpose of obtaining or retaining investment advisory business for RCM.

Signature:  ___________________________________      Date:  _________________

COMPLIANCE DEPARTMENT APPROVAL

            Initials:  _____________       Date:  _____________

  [1]  As used in this Code of Ethics, "Conflict of Interest" includes any conduct that is prohibited by Rule 204A-1 under the Investment Advisers Act of 1940 and by Rule 17j-1(b), as amended, under the Investment Company Act of 1940.

  [2]   This Code of Ethics frequently describes the responsibilities of employees. However all references to employees are intended to include persons closely connected to them.

  [3]  Excessive trading will be defined by the Management Committee in its sole discretion.  However, no employee may engage in roundtrip transactions that are in excess of a fund’s stated policy as disclosed in its prospectus.  One roundtrip transaction is typically a purchase, a sale and then a subsequent repurchase of the same mutual fund.

  [4]   In some cases, derivative instruments that are “in the money” will be automatically cashed out on expiration without any instruction from the holder of that security. Any action that is taken without instruction on your part does not require pre-clearance under the Code of Ethics.

  [5]   In the event that the research analyst that would follow the security is not available, the Legal and Compliance Department will discuss the proposed investment with the Head of Research, or in his or her absence another senior member of the Equity Portfolio Management Team (“Equity PMT”). Research analysts seeking to purchase any security that they cover or would cover on behalf of  RCM, but that they have not recommended for purchase in client accounts, should seek the approval of the Head of the Research Division or the Head of Equity prior to purchasing that security for their own account.

  [6]  Contributions and other capitalized terms are defined at the end of the Political Contributions Policy.

*      Please list all accounts in which you have direct or indirect beneficial ownership (Beneficial ownership is explained in the Code of Ethics).